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                                                                  EXHIBIT 4


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

               Registration Rights Agreement, dated as of September 18, 1996, between Megadata Corporation, a New York corporation
     ("Company"), and G.S. Beckwith Gilbert ("Purchaser").

                              W I T N E S S E T H :
                              -------------------
               WHEREAS, Company and Purchaser have entered into a Securities Purchase Agreement, dated as of the date hereof ("Securities Purchase Agreement"), pursuant to which Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from Company, the Warrants (as defined in the Securities Purchase Agreement); and

               WHEREAS, in order to induce Purchaser to enter into the Securities Purchase Agreement and to purchase such Warrants, Company has agreed to provide registration rights with respect thereto;

               NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

               1.  Definitions.  The following terms shall have (unless
                   -----------
     otherwise provided elsewhere in this Registration Rights Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

               "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

               "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

               "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

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               "Exchange Act" shall mean the Securities Exchange Act of
     1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

               "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

               "Person" shall mean any individual, corporation, partnership, association or other entity.

               "Registrable Securities" shall mean any and all securities of the Company issued pursuant to exercise of the Warrants.

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

               2. [Reserved]

               3.  Incidental Registration.  If Company at any time on or
                   -----------------------
     prior to September 18, 2006, proposes to file on its behalf and/or on behalf of any of its security holders ("the demanding security holders") a Registration Statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of Company, it will give written notice to all holders of Registrable Securities at least 30 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such holders may request.

               Each holder of any such Registrable Securities desiring to have Registrable Securities registered under this Section 3 shall advise Company in writing within 30 days after the date of receipt of such offer from Company, setting forth the amount of such Registrable Securities for which registration is requested. Company shall thereupon include in such filing the number of
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     shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company or such demanding security holder would materially and adversely affect the distribution of such securities by Company or such demanding security holder, then all selling security holders shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 5 all expenses of such registration shall be borne by Company.

               4.  Registration Procedures.  If Company is required by the
                   -----------------------
     provisions of Section 3 to use its best efforts to effect the registration of any of its securities under the Securities Act, Company will, as expeditiously as possible:

                    (a)  prepare and file with the Commission a
     Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required in the managing underwriter's determination for the disposition of such securities by the holders thereof;

                    (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in a public offering;

                    (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;
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                    (d)  use its best efforts to register or qualify the
     securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that Company shall not be obligated to qualify as
      --------  -------
     a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                    (e)  [Reserved]

                    (f)  [Reserved]

                    (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

                    (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

               It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any holder of Registrable Securities that such holder shall furnish to Company such information regarding the securities held by such holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.
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               5.  Expenses.  All expenses incurred in complying with this
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     Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for Company, the reasonable fees and expenses of counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 4(d), shall be paid by Company, except that Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such holder of Registrable Securities.

               6.  Indemnification and Contribution.
                   --------------------------------

                    (a)  In the event of any registration of any
     Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder's directors and officers (if applicable), and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                  --------
      however, that Company shall not be liable in any such case to the
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     extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such holder specifically for use therein or (in the case of any registration pursuant to Section 2) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

                    (b) Each holder of any Registrable Securities, by acceptance thereof, agrees to indemnify and hold harmless
     Company, its directors and officers and each other Person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to Company by such holder of such Registrable Securities specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

                    (c)  If the indemnification provided for in this
     Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question,
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     including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               7.  Certain Limitations on Registration Rights.
                   ------------------------------------------
     Notwithstanding the other provisions of this Agreement, Company shall not be obligated to register the Registrable Securities of any holder if, in the opinion of counsel to Company reasonably satisfactory to the holder and its counsel (or, if the holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such holder's Registrable Securities, in the manner proposed by such holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act; and

               8.  [Reserved]

               9.  Miscellaneous.
                   -------------
                    (a)  No Inconsistent Agreements.  Company will not
                         --------------------------
     hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement. Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any person.
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                    (b)  Remedies.  Each holder of Registrable Securities,
                         --------
     in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                    (c)  Amendments and Waivers.  Except as otherwise
                         ----------------------
     provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless Company has obtained the written consent of holders of at least a majority of the Registrable Securities then outstanding.

                    (d)  Notice Generally.  Any notice, demand, request,
                         ----------------
     consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be made in accordance with the Security Purchase Agreement.

                    (e)  Successors and Assigns.  This Agreement shall
                         ----------------------
     inure to the benefit of and be binding upon the successors of each of the parties hereto and any permitted transferee (as defined in the Securities Purchase Agreement).

                    (f)  Headings.  The headings in this Agreement are for
                         --------
     convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                    (g)  Governing Law.  This Agreement shall be governed
                         -------------
     by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

                    (h)  Severability.  Wherever possible, each provision
                         ------------
     of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
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                    (i)  Entire Agreement.  This Agreement, together with
                         ----------------
     the Securities Purchase Agreement, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

               IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the date first above written.


                              MEGADATA CORPORATION



                              By:_________________________________
                                 Name:
                                 Title:


                                 ---------------------------------
                                   G.S. Beckwith Gilbert



     NYFS10...:\06\45206\0006\139\REG8196N.21C